UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 13, 2005

                              BELLSOUTH CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     GEORGIA
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               1-8607                                        58-1533433
--------------------------------------------------------------------------------
       (Commission File Number)                (IRS Employer Identification No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia       30309-3610
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices)               (Zip Code)

                                 (404) 249-2000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

         On May 13, 2005, BellSouth agreed to sell its 50% interest in Tele-Man Netherlands B.V. to Discount Investment Communications B.V., a subsidiary of Discount Investment Corp, Ltd. Tele-Man holds principally a 69.50% interest in Cellcom Israel Ltd., a cellular communications operator located in Israel. Discount, which currently holds a 25% indirect interest in Cellcom, has agreed to pay BellSouth $625 million for BellSouth's ownership interest. BellSouth expects to record a gain on the transaction based on the book value at closing. Based on current book value, the after-tax gain would be approximately
$235 million, or 13 cents per share. The sale is expected to close in the fourth quarter.

         The other 50% interest in Tele-Man is owned by Amaralis Holding B.V., which is ultimately controlled by Joseph and Moise Safra of Sao Paulo, Brazil. Under the Tele-Man shareholders agreement, Amaralis has a right of first refusal to purchase BellSouth's interest at the same price and on the same terms and conditions, a right to require Discount to purchase Amaralis' 50% interest in Tele-Man at the same price and on the same terms and conditions as for BellSouth's interest, and a right to prior consent to the transfer of BellSouth's interest to Discount, such consent not to be unreasonably withheld in accordance with limitations set forth in the shareholders agreement and in Tele-Man's articles of association.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10ddd Share Purchase Agreement dated as of May 13, 2005 among Discount Investment Communications B.V., Discount Investment Corporation Ltd., BellSouth Holdings B.V. and for purposes of Article XII only, BellSouth Corporation

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ Pat Shannon
     Pat Shannon
     Senior Vice President - Finance and Controller
     May 18, 2005